Exhibit 99.2

ARTICLES SUPPLEMENTARY

The European Equity Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Pursuant to Section 3-802(b)(3) of the Maryland General Corporation Law (the “MGCL”), the Corporation, by a duly adopted resolution (the “Resolution”) of its Board of Directors (the “Board”), elected to no longer be subject to Section 3-803 of the MGCL.

SECOND: In accordance with the Resolution, no director’s term shall be shortened by the repeal of the Corporation’s election to be subject to Section 3-803 of the MGCL.

THIRD: The Corporation’s election to no longer be subject to Section 3-803 of the MGCL has been approved by the Board in the manner and by the vote required by law.

FOURTH: The undersigned officer acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on this 30th day of June, 2025.

ATTEST: /s/John Millette John Millette Secretary	THE EUROPEAN EQUITY FUND, INC. /s/Hepsen Uzcan Hepsen Uzcan President